EXHIBIT 99.2

EBAUM’S WORLD, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders’ of:
eBaum’s World, Inc.

We have audited the accompanying balance sheets of eBaum’s World, Inc. as of December 31, 2006 and 2005 and the related statements of income, changes in stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eBaum’s World, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ SALBERG & COMPANY, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
August 3, 2007

EBAUMS WORLD, INC.
BALANCE SHEETS

	December 31,
	2006	2005
ASSETS

Current Assets:
Cash and cash equivalents	$781,876	$57,405
Accounts receivable	948,079	980,584
Accounts receivable - related party	133,968	59,019
Prepaid expenses and other current assets	8,300	42,735
Total current assets	1,872,223	1,139,743

Fixed assets, net	133,593	103,213
Capitalized software, net	14,390	6,583
Due from principal stockholder - related party	232,553	317,645
Other non-current assets, net	2,313	2,582

Total Assets	$2,255,072	$1,569,766

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Lines of credit	$337,900	$393,361
Accounts payable	280,834	215,637
Accrued and other liabilities	66,840	98,580
Other accrued liabilities - related party	2,000	2,000
Total current liabilities	687,574	709,578

Commitments and Contingencies (Note 10)

Stockholders' Equity:
Common stock, no par value; 200 shares authorized; 50 shares issued and outstanding	534,357	534,357
Retained earnings	1,033,141	325,831

Total stockholders' equity	1,567,498	860,188

Total Liabilities and Stockholders' Equity	$2,255,072	$1,569,766

The accompanying notes are an integral part of these Financial Statements.

EBAUMS WORLD, INC.
STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2006	2005

Revenue:
Net revenue	$4,964,658	$3,709,272
Revenue - related party	261,941	59,019

Total Revenue	5,226,599	3,768,291

Cost of revenue	717,555	287,959

Gross Profit	4,509,044	3,480,332

Operating Expenses:
Bad debt expense	1,444	-
Sales and marketing	191,528	136,147
General and administrative (including stock based compensation expense of $0 and $534,356, at December 31, 2006 and 2005, respectively)	2,765,230	2,711,248

Total operating expenses	2,958,202	2,847,395

Income From Operations	1,550,842	632,937

Other Income (Expense):
Interest income	12,693	4,188
Interest expense	(6,225)	(12,508)
Total other income (expense)	6,468	(8,320)

Net Income	$1,557,310	$624,617

The accompanying notes are an integral part of these Financial Statements.

EBAUMS WORLD, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock
	Shares	Amount	Retained Earnings	Total

Balance at December 31, 2004	50	$1	$615,040	$615,041

Stock transferred to employee by principal stockholder	-	534,356	-	534,356

Stockholders' distributions	-	-	(913,826)	(913,826)

Net Income	-	-	624,617	624,617

Balance at December 31, 2005	50	$534,357	$325,831	$860,188

Stockholders' distributions	-	-	(850,000)	(850,000)

Net Income	-	-	1,557,310	1,557,310

Balance at December 31, 2006	50	$534,357	$1,033,141	$1,567,498

The accompanying notes are an integral part of these Financial Statements.

EBAUMS WORLD, INC.
STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
	2006	2005
Cash Flows From Operating Activities:
Net income	$1,557,310	$624,617

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,791	13,805
Bad debt expense	1,444	-
Stock transferred to employee by principal stockholder	-	534,356

Decrease (increase) in operating assets:
Accounts receivable	31,061	(708,225)
Accounts receivable - related party	(74,949)	(59,019)
Prepaid expenses and other assets	34,435	(45,203)

Increase (decrease) in operating liabilities:
Accounts payable	65,196	188,384
Accrued and other liabilities	(31,740)	67,021
Other accrued liabilities - related party	-	2,000
Net cash provided by operating activities	$1,616,548	$617,736

Cash Flows From Investing Activities:
Purchase of software	(12,458)	(6,583)
Purchase of fixed assets	(59,250)	(98,398)
Net cash used in investing activities	$(71,708)	$(104,981)

Cash Flows From Financing Activities:
Borrowings on line of credit	340,500	824,900
Repayments on line of credit	(395,961)	(631,539)
Change in Due from principal stockholder - related party	85,092	(309,645)
Distributions to related party stockholders	(850,000)	(913,826)
Net cash used in financing activities	$(820,369)	$(1,030,110)

Net Increase (Decrease) in Cash	724,471	(517,355)

Cash - Beginning	57,405	574,760

Cash - Ending	$781,876	$57,405

Supplemental Disclosure of Cash Flow Information
Interest Paid	$4,525	$11,304

The accompanying notes are an integral part of these Financial Statements.

Baum’s World, Inc.
Notes to Financial Statements
December 31, 2006 and 2005

Note 1. Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations - eBaum’s World, Inc. “the Company” operates one of the world’s largest and most comprehensive humor and entertainment websites. As one of the pioneers of the user generated content (“UGC”) market, eBaum’s World believes that it has earned a loyal following among its community of users and contributors. eBaum’s World which operates ebaumsworld.com, believes it is a leading source for hilarious video clips, fun interactive games, and the latest and greatest animations. The Company generates its revenue by displaying advertising in the form of banners and text links primarily targeted at the 18 to 34 year old demographic.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Significant estimates in 2006 and 2005 include the allowance for doubtful accounts and valuation of stock based compensation.

Fair value of financial instruments - The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for lines of credit and due to related party principal stockholder notes also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Cash and Cash Equivalents - For the purposes of the balance sheets and statements of cash flows, cash and cash equivalents include deposits and all highly liquid debt instruments with original maturities of three months or less, if any.

Investments - Certain securities that the Company may invest in may be determined to be non-marketable. Non-marketable securities where the Company owns less than 20% of the investee are accounted for at cost pursuant to APB No. 18, "The Equity Method of Accounting for Investments in Common Stock" ("APB 18").

Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. The cost of investments sold is based on the specific identification method.

The Company periodically reviews its investments in non-marketable securities and impairs any securities whose value is considered non-recoverable. The Company's determination of whether a security is other than temporarily impaired incorporates both quantitative and qualitative information. GAAP requires the exercise of judgment in making this assessment for qualitative information, rather than the application of fixed mathematical criteria. The Company considers a number of factors including, but not limited to, the length of time and the extent to which the fair value has been less than cost, the financial condition and near term prospects of the issuer, the reason for the decline in fair value, changes in fair value subsequent to the balance sheet date, and other factors specific to the individual investment. The Company's assessment involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments.

Accounts Receivable and Allowance for Doubtful Accounts - Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Unpaid accounts receivable do not bear interest. Accounts receivable are stated at the amount billed to the customer.

Payments of accounts receivable are allocated to the specific invoices identified on the customers remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable are reduced by an allowance for doubtful accounts, if applicable, that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. At December 31, 2006 and 2005, management estimates all accounts receivable to be collectible, and has not recorded an allowance for doubtful accounts.

Property and Equipment - Property and equipment, including major renewals and betterments, are recorded at cost and are depreciated using the straight-line and accelerated methods over their estimated useful lives.  Upon retirement or disposal of an asset, the cost and related accumulated depreciation are eliminated and any gain or loss is included in operations.  Depreciation is computed over the following periods:

Vehicles	5	Years
Computer equipment	5	Years
Office equipment	7	Years

Website and Other Software Development Costs - In accordance with EITF Issue No. 00-2, the Company accounts for its website development costs in accordance with Statement of Position No. 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). The Company also applies SOP 98-1 to its other software development or purchase costs of software for internal use.

SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage. The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years.

Intangible Assets - The Company records the purchase of intangible assets in accordance with SFAS 142 “Goodwill and Other Intangible Assets.” Intangible assets have been capitalized as “other non-current assets” and are being charged to operations using straight-line amortization over the following periods:

Trademark	15	Years
Other	5	Years

Amortization was $270 and $198 in 2006 and 2005, respectively.

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Revenue Recognition - The Company’s revenues consist of amounts charged to customers for advertisements placed on its web site. Advertising revenues are recognized in the period when the advertisements are placed on the web site. In accordance with EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent,” the revenue derived from these arrangements that involve the use of third party advertising agencies where the Company is the primary obligor and has the risks and rewards of ownership are reported at the gross amount of the advertising revenue, with agency commissions and ad serving fees being reported as cost of revenues. For arrangements where the Company sells direct to advertisers or sells through third parties that have significant control over the sales process, the Company recognizes as revenue only the net proceeds it receives.

Stock Based Compensation - On January 1, 2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) (“SFAS 123(R)”), “Share-Based Payment” which replaced SFAS 123 “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees.” In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107) regarding its interpretation of SFAS 123R. SFAS 123(R) and related interpretations requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. In adopting SFAS 123(R), the Company used the modified prospective application (“MPA”). MPA requires the Company to account for all new stock based compensation to employees using fair value, and for any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company should recognize the compensation cost for that portion of the award that the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date. There was no accounting effect of applying the MPA method.

Prior to January 1, 2006, the Company elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related interpretations including “Financial Accounting Standards Board Interpretations No. 44, “Accounting for Certain Transactions Involving Stock Compensation,” an interpretation of APB No. 25.

Income taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and New York State law. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective share of the corporate income. Income of the Company is passed through to the individual stockholders. Accordingly, no provision for federal income taxes has been included in these financial statements.

Advertising - The Company expenses all advertising costs, except for costs associated with direct-response advertising, as they are incurred. If applicable, the costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising and promotion expense amounted to $81,632 for 2006 and $59,247 for 2005.

Note 2. Accounts Receivable and Accounts Receivable-Related Party

Accounts Receivable at December 31, 2006 and 2005 is as follows:

	2006	2005
Accounts receivable	$948,079	$980,584
Less: Allowance for doubtful accounts	-	-
Accounts Receivable, net	$948,079	$980,584

Accounts Receivable-Related Party at December 31, 2006 and 2005 is as follows:

	2006	2005
Accounts receivable	$133,968	$59,019
Less: Allowance for doubtful accounts	-	-
Accounts Receivable-Related Party, net	$133,968	$59,019

Bad debt expense was $1,444 and $0 in 2006 and 2005, respectively. During 2006 the Company wrote off $1,444 of accounts receivable.

Note 3. Fixed Assets

At December 31, 2006 and 2005 fixed assets consisted of the following:

	2006	2005
Office Equipment	$22,193	$22,193
Computers	55,496	38,865
Furniture and fixtures	76,706	33,576
Auto	25,885	25,885
Less: Accumulated depreciation	(46,687)	(17,306)
Total Fixed Assets, net	$133,593	$103,213

Depreciation expense in 2006 and 2005 was $29,382 and $13,095, respectively.

Note 4. Capitalized Software, net

Capitalized software consists of costs to develop our website and other software acquired for internal use as follows:

	2006	2005
Capitalized software for internal use	$19,041	$7,095
Less: Accumulated amortization	(4,651)	(512)
Total Capitalized Software, net	$14,390	$6,583

Amortization expense in 2006 and 2005 was $4,139 and $512, respectively.

Note 5. Lines of Credit:

The Company maintained a $350,000 line of credit with a bank that bore interest at the prime rate. This line of credit was initiated during 2005. It contained a provision requiring that the line be completely paid for at least 30 consecutive days each year. This line was secured by a security interest in substantially all of the assets of the Company. The majority stockholder personally guaranteed repayment of this obligation. All outstanding principal and interest balances were due on demand and otherwise, interest payments were due monthly. There was no balance due as of December 31, 2006 or 2005, respectively. The Company terminated this line in July 2007.

The Company previously had a $250,000 line of credit with the same bank as the $300,000 line of credit discussed below, which was paid and terminated in 2005 and bore interest at 4.75%.

The Company maintained a $300,000 line of credit with a bank that bore interest at the prime rate. This line of credit was established in July 2006. All interest was due monthly. Any unpaid interest and principal was due upon maturity at July 5, 2007. The Company’s CEO and majority stockholder was a co-borrower on this line and therefore, allowed to draw on the line personally (See Note 7). This line was secured by the assignment of certain money market deposits as well as a security interest in substantially all of the assets of the Company. In November 2006, the CEO and majority stockholder borrowed $275,500 on the line, which was recorded as a loan payable and due from principal stockholder. The CEO paid the interest on the loan and the interest was charged to interest expense and credited to the due from principal shareholder account. Accrued interest was $1,957 at December 31, 2006. The line expired on July 5, 2007, but was not paid. The Company’s CEO has subsequently transferred the line of credit to himself personally removing the Company as a co-borrower and releasing the collateral.

The Company also maintained a $100,000 line of credit with a bank that bore interest at the prime rate plus 3.0%. This line of credit was initiated during 2004. This line was unsecured and was personally guaranteed by the majority stockholder. The line of credit expired on July 28, 2007.

The prime rate was as follows at December 31:

2006	2005
8.25%	7.25%

Outstanding balances on these lines of credit were as follows at December 31:

	2006	2005
$350,000 Line	$0	$300,000
$300,000 Line	275,500	0
$100,000 Line	62,400	93,361
Total	$337,900	$393,361

Note 6. Stockholders’ Equity

Common Stock

Common stock was comprised of the following at December 31:

	2006	2005	2004

Authorized shares, no par	200	200	200
Issued shares	50	50	50
Outstanding shares	50	50	50

Effective September 1, 2005, the Company’s CEO and sole stockholder transferred 2.5 shares of outstanding common stock to a family member who is also an employee of the Company. The 2.5 shares were valued based upon an appraisal performed by certified valuation professionals in connection with the filing of the necessary gift tax returns. The value of the 2.5 shares transferred was $534,356 or $213,742 per share. In accordance with Statement of Financial Accounting Standard 123 (“SFAS 123”), the Company has recorded the fair value of the transferred shares as compensation expense.

Distributions

During 2006 and 2005, the Company made S Corporation distributions of $850,000 and $913,826 respectively.

Note 7. Related Party Transactions:

Due From Stockholder - From time to time, the Company advances funds to stockholders. These amounts are unsecured, bear no interest, and have no set repayment terms. Outstanding balances were as follows at December 31:

2006	2005

$232,553	$317,645

Revenue/Accounts Receivable - The Company has one customer that is 100% owned by the Company’s majority stockholder. That customer began operations in 2005. Total revenues and accounts receivable amounted to the following for the years ended December 31:

	2006	2005

Revenue	$261,941	$59,019

Accounts receivable at December 31:	$133,968	$59,019

Rent - The Company began leasing its facility in 2005 from a related party that is 100% owned by the Company’s majority stockholder. The lease agreement calls for annual rent of $150,000, payable in equal monthly installments of $12,500. The initial term of the lease is five years, at which point the Company will have the option to extend the lease for one additional five year term. Future minimum lease payments on this lease are currently estimated as follows:

2007	$150,000
2008	150,000
2009	150,000
Total	$450,000

At December 31, 2006 and 2005, the Company had $2,000 of accrued rent that had not been paid prior to year-end. That accrued rent is included in the balance sheet as “Other accrued expenses”.

The Company’s CEO and majority stockholder is a co-borrower on a $300,000 line of credit (See Note 5) and therefore, allowed to draw on the line personally. This line is secured by the assignment of certain money market deposits as well as a security interest in substantially all of the assets of the Company.

During 2005, CEO and sole stockholder transferred a portion of his shares to an employee (See Note 6).

Note 8. Profit Sharing Plan:

During 2005, the company adopted a 401(k) plan for the benefit of its employees whereby employees may tax defer a portion of their compensation. All employees over 18 years of age are eligible to participate. The Company's basic match is 50% up to 6% of eligible compensation. In addition, the Company can make contributions to the plan at its discretion. Total matching and discretionary contributions for the years ended December 31, 2006 and 2005 amounted to $13,685 and $63,887, respectively and are included under general and administrative expenses in the accompanying statements of income.

Note 9. Concentrations

The Company maintains its cash at various banks. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2006 and 2005 amounts in excess of insurable limits were $672,508 and $0 and, respectively.

For the years ended December 31, 2006 and 2005, the Company had various significant customers as follows:

	2006	2005

Number of major customers each over 10% of accounts receivable	2	3
Customer 1	44.6%	38.2%
Customer 2, related party	12.4%	-
Customer 3	-	23.3%
Customer 4	-	15.2%
% of total A/R	57.0%	76.7%

	2006	2005

Number of major customers each over 10% of revenues	3	3
Customer 1	28.7%	15.0%
Customer 3	20.3%	40.5%
Customer 4	12.1%	10.3%

% of total revenues	61.1%	65.8%

Note 10. Commitments and Contingencies:

Lease Commitments - The Company has entered into operating leases for a facility (See Note 7) and a vehicle. Monthly lease payments are $12,500 for the facility, expiring in December 2009. Monthly lease payments for the vehicle were $530 and expired in March 2006. Total lease expense for the years ended December 31, 2006 and 2005 was as follows:

	2006	2005

Facility lease	$150,000	$150,000
Vehicle lease	1,590	6,360
Total	$151,590	$156,360

Future minimum lease payments are currently estimated as follows:

2007	$150,000
2008	150,000
2009	150,000
Total	$450,000

Legal Matters - From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of December 31, 2006, there were no pending or threatened lawsuits that could have a material effect on the Company’s results of operations.

On June 20, 2007, a lawsuit alleging patent infringement was filed in the Eastern District of Texas naming the Company and several other defendants including The New York Times Company, The Washington Post Company and CNET Networks Inc. by Beneficial Innovations, Inc., a Nevada Corporation.  The lawsuit alleges infringement of US patent No. 6,712,702 - “Method and System for Playing Games on a Network”.  The Company believes that the lawsuit is without merit and plans to vigorously defend its rights.

Note 11. Impairment of Investments:

The Company has invested funds into various unrelated closely-held entities. These investments are accounted for at cost, as the Company’s ownership interest is less than 20%. The Company does not have significant influence over the operations of these entities. Any dividends received related to these investments will be accounted for as a reduction of the cost. These investments are evaluated annually for impairment, with any impairment being recorded as “Impairment of investments” in the statement of income.

The Company has determined that both of its investments that had been recorded at cost are fully impaired. Both entities that the Company has invested in have generated significant operating losses and may need additional funding to remain in operation. As such, the Company has recorded impairment losses as follows:

	2006	2005

Investment - Company A	$25,000	$75,000
Investment - Company B	25,000	0
Total invested per year	50,000	75,000

Less, impairment losses	(50,000)	(75,000)

Remaining investment	$0	$0

Note 12. Subsequent Events:

During July 2007, the $100,000 line of credit expired and was not renewed by the Company (See Note 5).

During July 2007, the Company terminated its $350,000 line of credit with the bank (See Note 5).

In July 2007, the $300,000 line of credit expired but was not paid. In August 2007, the Company agreed to transfer all liabilities under such line of credit to the Company’s CEO and majority shareholder. The Company was removed as a co-borrower on the line and the Company’s assets were removed as collateral. (See Note 5)

On August 1, 2007, the Company entered into an asset purchase agreement with Handheld Entertainment, Inc., a Delaware corporation, and its wholly owned subsidiary EBW Acquisition Corp. to sell substantially all of the assets and transfer substantially all of its business including certain liabilities.  The purchase price for the assets of eBaum’s World could be worth up to $52.5 million with $17.5 million due at closing and earn-outs which could be worth up to an additional $35 million.  The transaction is subject to customary closing conditions including a vote by the shareholders of Handheld Entertainment, Inc.